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                                                               Exhibit 3.10


                                     BY-LAWS
                                       OF
                              E-M ACQUISITION CORP.
                           (a New Jersey Corporation)

                           --------------------------

                                    ARTICLE I

                                  SHAREHOLDERS

                  Section 1.1.      Shareholder Meetings.

                  (a) Time. The annual meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors. A special meeting shall be held on the date and at the time fixed by the Board of Directors.

                  (b) Place. Annual meetings and special meetings shall be held at such place, within or without the State of New Jersey, as the Board of Directors may, from time to time, fix. Whenever the Board of Directors shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of New Jersey.

                  (c) Call. Annual meetings and special meetings may be called by (i) the Board of Directors, (ii) the Chairman of the Board, if any, (iii) the President, (iv) any officer instructed by the Board of Directors to call the meeting or (v) shareholders representing not less than 51% of the capital stock issued and outstanding.

                  (d) Notice of Waiver of Notice. Written notice of all meetings shall stating the place, date, and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is to be called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Business Corporation Act. Except as otherwise provided by the Business Corporation Act, a copy of the notice of any meeting shall be given, personally or by mail, not less than 10 days nor more than 60 days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived. Such notice shall be directed to each shareholder entitled to vote at the meeting at his record address or at such other address which he may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail. If a meeting is adjourned to another time and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fix a new record date for the adjourned meeting or business is transacted at
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the adjourned meeting which could not have been transacted at the original meeting. Notice need not be given to any shareholder who submits a written waiver of notice signed by him, in person or by proxy, before or after the time stated therein. Attendance of a shareholder at a meeting of shareholders, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders' need be specified in any written waiver of notice.

                  (e) Shareholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list Of the shareholders, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the time and place of the meeting during the whole time thereof', and may be inspected for reasonable periods during the meeting by any shareholder who is present. The stock ledger shall be prima facie evidence as to which shareholders are entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote at any meeting.

                  (f) Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

                  (g) Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his agent. No proxy shall be valid for more than 11 months unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. A proxy shall be revocable at will, unless it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

                  (h) Inspectors. The Board of Directors, in advance of any meeting of shareholders, or of the tabulation of written consents of shareholders without a meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof or to tabulate such consents and make a written report thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote there at, shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by


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appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them. No person shall be elected a director in an election for which he has served as an inspector.

                  (i) Quorum. The holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present may adjourn the meeting despite the absence of a quorum.

                  (j) Voting. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Business Corporation Act prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the Certificate of Incorporation or these By-Laws. In the election of directors, and for any other action, voting need not be by ballot.

                  Section 1.2. Shareholder Action Without Meetings. Except as otherwise provided in the Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders by the provisions of said Act or by the Certificate of Incorporation or these By-Laws may be taken without a meeting if all of the shareholders entitled to vote thereon consent thereto in writing, and (except for the annual election of directors) may also be taken by less than all of the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize any such action at a meeting at which all shareholders entitled to vote thereon were present and voting. Whenever any action is taken pursuant to the foregoing provisions, the written consents of the shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

                                   ARTICLE II

                                    DIRECTORS

                  Section 2.1. Functions and Definition. The business and affairs Of the Corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the


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members thereof. The use of the phrase "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                  Section 2.2. Qualifications and Number. Directors shall be at least 18 years of age and need not be a shareholder, or a citizen or resident of the United States or the State of New Jersey. The number of the directors of the Corporation shall not be less than one nor more than five. The first Board and subsequent Boards shall consist of two directors until changed as hereinafter provided. The directors shall have power from time to time, in the interim between annual and special meetings of the shareholders, to increase or decrease their number within the minimum or maximum hereinabove prescribed.

                  Section 2.3. Election and Term. The first Board of Directors named in the certificate of incorporation shall hold office until the first annual meeting of shareholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders or until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in that connection, any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office even though the remaining director or directors may constitute less than a quorum.

                  Section 2.4.  Meetings.

                  (a) Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  (b) Place. Meetings shall be held at such place within or without the State of New Jersey as shall be fixed by the Board.

                  (c) Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office.

                  (d) Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings not less than 24 hours in advance of such meetings. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of


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objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning, and if the period of adjournment does not exceed ten days in any one adjournment.

                  (e) Quorum and Action. Each director shall have one vote at meetings. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least the greater of two persons or one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the Business Corporation Act, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Business Corporation Act and these By-Laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  (f) Chairman of the Meeting. The Chairman of the Board, if any, and if present an acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

                  Section 2.5. Removal of Directors. Except as may otherwise be provided by ness Corporation Act, any director may be removed for cause or without cause by the holders of a majority of the shares then entitled to vote at an election of directors.

                  Section 2.6. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. By a majority of the entire Board, the Board may appoint one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 14A:6-9 of the Business Corporation Act, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Action taken at any such committee meeting shall be reported to the Board at its next meeting following such committee meeting.

                  Section 2.7. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting


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if all members of the Board or committee, as the case may be, consent thereto in writing, either prior to or subsequent to the action, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 2.8. Electronic Communication. Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                   ARTICLE III

                                    OFFICERS

                  Section 3.1. Election; Qualification. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Two or more offices may be held by the same person.

                  Section 3.2. Term of Office. Each officer shall hold office from the time of his election and qualification until the expiration of the term for which he is elected and until the time his successor is elected and qualified, unless sooner he shall die or resign or shall be removed pursuant to
Section 3.4.

                  Section 3.3. Resignation. Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named officers. unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  Section 3.4. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the vote of a majority of the whole Board of Directors.

                  Section 3.5. Vacancies. Any vacancy, however caused, in any office of the Corporation may be filled by the Board of Directors.

                  Section 3.6. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

                  Section 3.7. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any.


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                  Section 3.8. President. The President shall have charge of the general business and affairs of the Corporation under the supervision of the Chairman of the Board, subject to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board of Directors and the Executive Committee, if any. During the absence of the Chairman of the Board or his inability to act, the President shall exercise the powers and perform the duties of the Chairman of the Board, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  Section 3.9. Vice President. Each Vice President shall have such powers and duties as generally pertain to the office of Vice President and as the Board of Directors or the President may from time to time prescribe. During the absence of the President or his inability to act, the Vice President, or if there shall be more than one Vice President then that one designated by the Board of Directors, shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  Section 3.10. Secretary. The Secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the corporate seal and shall affix it or cause it to be affixed to such instruments as require such seal and attest the same and shall exercise the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  Section 3.11. Treasurer. The Treasurer shall have care of all funds and securities of the Corporation and shall exercise the powers and shall perform the duties incident to the office of Treasurer, subject to the direction of the Board of Directors and the Executive Committee, if any.

                  Section 3.12. Other Officers. The Board of Directors may designate any other officers of the Corporation, including one or more Assistant Secretaries and one or more Assistant Treasurers, who shall exercise the powers and shall perform the duties incident to their offices, subject to the direction of the Board of Directors and the Executive Committee, if any.

                                   ARTICLE IV

                                 INDEMNIFICATION

                     AMENDED 1/3/95 see attached amendment.


                                    ARTICLE V

                                  CAPITAL STOCK

                  Section 5.1. Certificates Representing Stock. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation


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by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the
President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. If the certificate is countersigned by a transfer--agent or registrar who is not an officer or employee of the Corporation, any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

                  Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificate representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the New Jersey Business Corporation Act (the "Business Corporation Act"). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

                  The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

                  Section 5.2. Fractional Share Interests. The Corporation may, but shall not be obliged to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation, in each case to the extent of such fraction. All scrip shall be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date. If such scrip is not so exchanged, the Corporation shall either sell the shares for which such scrip was exchangeable and distribute the proceeds thereof pro rata to the holders of such scrip, or pay, pro rata, to such scrip holders the market value of the shares for which such scrip was exchangeable as of the day when such scrip became void. Such scrip shall also be issued subject to any other conditions permitted by the Business Corporation Act which the Board of Directors may impose.

                  Section 5.3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the stock ledger of the Corporation


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by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

                  Section 5.4. Record Date for Shareholders. For the purpose of determining the Corporation's shareholders with regard to any corporate action or event and, in particular, for determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or the allotment of any rights, the directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining shareholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; unless otherwise fixed by the directors, the record date for determining shareholders entitled to express consent to corporate action in writing without a meeting shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  Section 5.5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "share of stock" or "shares of stock" or "shareholder" or "shareholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation has only one class of shares of stock outstanding; and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of, stock or upon which or upon whom the Business Corporation Act confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder.

                  Section 5.6. Dividends. The Board of Directors shall have the right to declare and pay dividends as and to the extent permitted by the Business Corporation Act.


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                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1. Corporate Seal. The corporate seal shall be in such form as the Board of Directors shall prescribe from time to time, and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 6.2. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time.

                  Section 6.3. Amendment of By-Laws. Subject to the provisions of the Certificate of in on and the provisions of the Business Corporation Act, the power to amend, alter or repeal these By-Laws and to adopt new By-Laws may be exercised by a majority vote of the whole Board of Directors or by the shareholders of the Corporation.


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                                                   MERCER PRODUCTS COMPANY, INC.
                                        By-Law Amendment adopted January 3, 1995



                                   ARTICLE IV
                                 INDEMNIFICATION


         SECTION 4.1. Actions, Suits or Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the standards of conduct set forth in this Section 4.1.

         SECTION 4.2. Actions or Suits by or in the Rights of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with he defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that any Illinois Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Illinois Court or such other court shall deem proper.

         SECTION 4.3. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article IV, to the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections
4.1 and 4.2 of this Article IV, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         SECTION 4.4. Determination of Right to Indemnification. Any indemnification under Section 4.1 and 4.2 of this Article IV (unless ordered by a court) shall be promptly paid by the Corporation unless a determination is made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties of such action, suite or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, the Board of Directors so directs, by independent legal counsel in a written opinion, or (e) by the stockholders, that indemnification of the Director, officer, employee or agent is not proper in the circumstances because he has not met the applicable standards of conduct set forth in Sections 4.1 and 4.2 of this Article IV.

         SECTION 4.5. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 4.1 and 4.2 of this Article IV in defending a civil or criminal action, suit or proceeding (including investigations by any government agency and all costs, charges and expenses incurred in preparing for any threatened action, suit or proceeding) shall be paid by the Corporation in advance of the final disposition of such action, suite or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a Director or officer in his capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the Director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such Director or officer is not entitled to be indemnified by the Corporation as authorized in this Article IV. No security shall be required for such undertaking and such undertaking shall be accepted without reference tot he recipients financial ability to make repayment. The repayment of such charges and expenses incurred by other employees and agents of the Corporation which are paid by the Corporation in advance of the final disposition of such action, suit or proceeding as permitted by this Section 4.5 may be required upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         SECTION 4.6. Procedure for Indemnification. Any indemnification under
Section 4.1, 4.2 or 4.3 or advance of costs, charges and expenses under Section
4.5 of this Article IV shall be made promptly, and in any event within 30 days, upon the written request of the Director, officer, employee or agent directed to the Secretary of the Corporation. The right to indemnification or advances as granted by this Article IV shall be enforceable by the Director, officer, employee or agent in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4.5 of this
Article IV where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in


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
Sections 4.1 or 4.2 of this Article IV, but the burden of proving that such standard of conduct has not been met shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 4.1 and 4.2 of this Article IV, or the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 4.7. Other Rights; Continuation of Right to Indemnification. The Indemnification provided by this Article IV shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article IV shall be deemed to be a contract between the Corporation and each Director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article IV is in effect. No amendment or repeal of this Article IV or of any relevant provisions of the Illinois Business Corporation Act or any other applicable laws shall adversely affect or deny to any Director, officer, employee or agent any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this Article IV with respect to any costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in a settlement which arise out of an action, suit or proceeding based in whole or substantial part on any act or failure to act, actual or alleged, which takes place before or while this Article IV is in effect. The provisions of this
Section 4.7 shall apply to any such action, suit or proceeding whenever commenced, including any such action, suit or proceeding commenced after any amendment or repeat of this Article IV.

         SECTION 4.8.  FOR Purposes of this Article:

                  (1) "the Corporation" shall include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provision of this Article IV with respect to the resulting or surviving corporation as he would have with respect to such consultant if its separate existence had continued;

                  (2) "other enterprises" shall include employee benefit plans, including but not limited to any employee benefit plan of the Corporation;

                  (3) "serving at the request of the Corporation" shall include any service which imposes duties on, or involves services by, a Director, officer, employee, or agent of the Corporation with respect to an employee benefit plan, its participants, or beneficiaries, including acting as a fiduciary thereof;

                  (4) "fines" shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

                  (5) A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the "Corporation" as referred to in Sections 4.1 and 4.2 of this Article IV;

                  (6) Service as a partner, trustee or member of a management or similar committee of a partnership or joint venture, or as a Director, officer, employee or agent of a corporation which is a partners, trustee or joint venturer, shall be considered service as a Director, officer, employee or agent of the partnership, joint venture, trust or other enterprise.

         SECTION 4.9. Savings Clause. If this Article IV or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as a costs, charges and expenses (including attorneys' fees) judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article IV that shall not have been invalidated and to the full extent permitted by applicable law.

         SECTION 4.10. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or their enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Article IV, provided that such insurance is available on acceptable terms as determined by a vote of a majority of the entire Board of Directors.


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